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                                                            EXHIBIT 99.1

Company Press Release

For Immediate Release
---------------------


Contact:  For St. John Knits:          For Vestar Capital Partners
          Roger G. Ruppert             Gene Donati or Kara Fitzsimmons
          (949) 863-1171               Clark & Weinstock
          or                           (212) 953-2550
          Michael Freitag/Jason Lynch
          Kekst and Company
          (212) 521-4800




                 FOURTH EXTENSION OF EXPIRATION DATE FOR OFFER
                               FOR ST. JOHN KNITS



     IRVINE, Calif., (January 31, 1999) - St. John Knits, Inc. (NYSE:SJK) announced today that the Company received from Company founder, Chairman and Chief Executive Officer Bob Gray and Vestar Capital Partners an extension of the expiration date of the proposal by Bob Gray, his family and Vestar Capital Partners to acquire the Company's outstanding shares not owned by the Gray family. The offer was set to expire on February 1, 1999 and has been extended through February 2, 1999.

     St. John Knits designs, manufactures, and markets women's clothing and accessories. The Company's products are sold under the St. John, Griffith & Gray and Marie Gray trade names. St. John's retail division operates 17 boutiques and nine outlet stores.